Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35280) of Leggett & Platt, Incorporated of our report dated June 18, 2004, relating to the financial statements and schedule of the Leggett & Platt, Incorporated Frozen 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Saint Louis, Missouri

June 22, 2004